Exhibit 8.1

[Letterhead of Goodwin Procter LLP]

As of May 25, 2005

DiamondRock Hospitality Company

10400 Fernwood Road

Bethesda, MD 20817

Ladies and Gentlemen:

We have acted as counsel for DiamondRock Hospitality Company, a Maryland corporation (the “Company”), in connection with an offering (the “Offering”) of shares of common stock of the Company, par value $0.01 per share, as described in the registration statement on Form S-11 (Registration No. 333-123065) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2005 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Offering. This opinion letter addresses the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the accuracy of certain matters discussed in the Registration Statement under the heading “Federal Income Tax Considerations.”

In rendering the following opinions, we have reviewed and relied upon the Articles of Amendment and Restatement of Articles of Incorporation and Bylaws of the Company dated as of June 25, 2004, the Limited Partnership Agreement of DiamondRock Hospitality Limited Partnership (the “Partnership Agreement”), a Delaware limited partnership (the “Operating Partnership”), dated as of June 4, 2004 and as in effect as of the date hereof, and such other records, certificates, and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, and (vi) the accuracy and completeness of all records made available to us.

We also have reviewed and relied upon the representations, as to factual matters, and covenants of the Company and the Operating Partnership contained in a letter that the Company provided to us in connection with the preparation of this opinion letter (the “REIT Certificate”), and that we have discussed with the Company’s representative, regarding the organization and operations of the Company and the Operating Partnership and other matters affecting the Company’s ability to qualify as a REIT. For purposes of this opinion letter, we assume that each such representation and covenant has been, is and will be true, correct and complete, that the Company, the Operating Partnership and any subsidiaries have been, are and will be owned and operated in accordance with the REIT Certificate and that all representations that speak to the best of the belief and/or knowledge of any person(s) or party(ies), or are subject to similar

DiamondRock Hospitality Company

As of May 25, 2005

qualification, have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent such representations and covenants speak to the intended ownership or operations of the Company or the Operating Partnership, we assume that each of the Company and the Operating Partnership will in fact be owned and operated in accordance with such stated intent.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(i)    the Company has been and is organized in conformity with the requirements for qualification and taxation as a REIT under the Code and its prior and proposed ownership and operations will allow the Company to satisfy the requirements for qualification and taxation as a REIT under the Code commencing with the Company’s taxable year ending December 31, 2005 and for subsequent taxable years;

(ii)    as long as the Operating Partnership has only one member for federal income tax purposes, it will be disregarded as an entity separate from the Company and if and when the Operating Partnership has two or more members for federal income tax purposes, the Operating Partnership will be treated as a partnership within the meaning of Code Sections 7701(a)(2) and 761(a) and will not be treated as a publicly traded partnership taxable as a corporation under the rules of Code Section 7704; and

(iii)    the statements set forth under the heading “Certain Federal Income Tax Considerations” in the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, legal documents, contracts or legal proceedings, or legal conclusions, are correct in all material respects and do not omit to state a matter of law necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the Internal Revenue Service, and the Internal Revenue Service or a court may disagree with our conclusions. Our opinions are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. Changes in applicable law could cause the federal income tax treatment of the Company to differ materially and adversely from the treatment described above and render the tax discussion in the Registration Statement incorrect or incomplete.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to Goodwin Procter LLP under the caption

DiamondRock Hospitality Company

As of May 25, 2005

“Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

We are rendering this opinion letter to you in connection with the Offering and this opinion letter may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP